UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 11, 2017

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Derech Hashalom Street Nesher, Israel	36651
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of a Member of the Board of Directors

On October 11, 2017, William Stern Ph.D, President and member of the board of directors of NanoVibronix, Inc. (the “Company”), submitted his resignation as a member of the board of directors which resignation became effective immediately. Dr. Stern’s resignation was not in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or any other matter. Mr. Stern will continue to serve in his role as President of the Company.

Multigon Services Agreement

On October 11, 2017, the Company modified the terms of its services agreement (the “Services Agreement”) with Multigon Industries, Inc. (“Multigon”) to increase the monthly payment to Multigon from $4,000 per month to $7,000 per month in exchange for services and discontinue the per-unit commission on sales of the PainShield product in the United States. Dr. Stern serves as the president of Multigon. Pursuant to the Services Agreement, Multigon provides services to the Company that include the use of Multigon’s office, the provision of telephone, fax and utilities at such office, processing for shipping of the Company’s products, customer service, maintenance of quality, service and repair records and payment processing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: October 16, 2017	By:	/s/ Stephen Brown
		Name:	Stephen Brown
		Title:	Chief Financial Officer